Exhibit 10.2

EXECUTION COPY
GROUPON, INC.
NOTICE OF GRANT OF STOCK OPTION

The Optionee has been granted an option (the “Option”) to purchase certain shares of Stock of Groupon, Inc. pursuant to the Groupon, Inc. 2011 Incentive Plan (Amended and Restated Effective as of June 15, 2022) (the “Plan”), as follows:

Optionee:	Dusan Senkypl
Date of Grant:	March 30, 2023
Number of Option Shares:	3,500,000 Shares of Common Stock
Exercise Price:	$6.00
Vesting Dates:	The Option shall vest as set forth in Section 3.1 of the Stock Option Agreement.
Option Expiration Date:	The date three (3) years after the Date of Grant
Tax Status of Option:	Non-Qualified Stock Option.
The Exercise Price represents an amount the Company believes to be no less than the fair market value of a Share as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such fair market value could result in adverse tax consequences to the Optionee. By signing below, the Optionee agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Optionee as a result of such determination by the IRS. The Optionee is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

AmericasActive:18254132.18

By their signatures below, the Company and the Optionee agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Optionee acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

GROUPON, INC. By: /s/ Elaine Danigeles Its: Interim Head of People March 30, 2023 Date Address: 600 West Chicago Ave Chicago, IL 60654, USA	OPTIONEE /s/ Dusan Senkypl Signature March 30, 2023 Date Address:

ATTACHMENTS: Groupon, Inc. 2011 Incentive Plan; Stock Option Agreement and Exercise Notice
[Signature Page to Notice of Grant of Stock Option]
AmericasActive:18254132.18

GROUPON, INC.
STOCK OPTION AGREEMENT
The Company has granted to the Optionee, pursuant to a Stock Option Grant Notice (the “Grant Notice”) and the Company’s 2011 Incentive Plan (Amended and Restated Effective as of June 15, 2022) (the “Plan”), an Option to purchase certain shares of Stock, upon the terms and conditions set forth in this Stock Option Agreement (the “Option Agreement”). The Option shall in all respects be subject to the terms and conditions of the Grant Notice and the Plan, the provisions of which are incorporated herein by reference.
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.TAX CONSEQUENCES.
1.1Tax Status of Option. As indicated in the Grant Notice, the Option is intended to be a Non-Qualified Stock Option, which is not intended to qualify as an Incentive Stock Option within the meaning of Section 422(b) of the Code.
3.EXERCISE OF THE OPTION.
1.1Vesting Rights. Except as otherwise provided herein, the Option shall vest as follows, provided that the Optionee (a) continues service as Interim or Permanent Chief Executive Officer (“CEO”) on such vesting dates or (b) continues service as a director on such vesting dates, provided that his service as Interim or Permanent CEO continues (i) until the earlier of the expiration of the CEO’s employment agreement or appointment of a successor CEO by the majority of the members of the Board who are unaffiliated with Pale Fire Capital SE (“Pale Fire Capital”) and (ii) that Optionee has agreed to provide reasonable assistance in connection with the transition of such successor CEO:
(a)One-half (1/2) of the Number of Option Shares shall vest on the date the is one (1) year after the Date of Grant or, if approved by a majority vote of the Company’s stockholders (the “Stockholder Approval”), then instead (1/8th) of the Number of Option Shares shall vest on each of the dates that is three (3) months, six (6) months, nine (9) months and twelve (12) months after the Date of Grant; and
(b)An additional (1/8th) of the Number of Option Shares shall vest on each of the dates that is fifteen (15) months, eighteen (18) months, twenty-one (21) months and twenty-four (21) after the Date of Grant.
1.2Rights upon Termination.
(a)Non-Change in Control. If the Optionee is involuntarily terminated as Interim or Permanent CEO of the Company or as a director or is otherwise terminated from or not provided with the opportunity to satisfy any of the vesting requirements set forth in this Section 3.2 (the foregoing a “Vesting Termination”) for any reason other than Cause (as defined in the Optionee’s Severance Benefit Agreement dated on or about the date of this Option Agreement (“Severance Benefit Agreement”)), then the Optionee shall immediately vest in all unvested Options that would have vested in the twelve (12) months immediately following Optionee’s date of termination from the Company
AmericasActive:18254132.18

(“Termination Date”). Each of the Executive’s vested Options shall remain exercisable following the Termination Date until the Option Expiration Date. The termination or forfeiture of unvested Options that would otherwise occur on the Termination Date will be delayed to the extent necessary to effectuate the terms of the Severance Benefit Agreement in the event that a Change in Control occurs within six (6) months following the Termination Date. If a Change in Control does not occur within six (6) months following the Termination Date, then the unvested portion of the Options that would otherwise have terminated or been forfeited on the Termination Date shall terminate or be forfeited on the six (6) month anniversary of the Termination Date
(b)Change in Control. If, within one year of a Change in Control that is approved by a majority of the members of the Board who are unaffiliated with Pale Fire Capital, the Optionee is (i) involuntarily terminated as Interim or Permanent CEO or as a director of the Company or is otherwise terminated from or not provided with the opportunity to satisfy any of the vesting requirements set forth in this Section 3.3 for any reason other than Cause or (ii) resigns as Interim or Permanent CEO or as a director of the Company for Good Reason (as defined in the Optionee’s Severance Benefit Agreement), then the Optionee shall be fully vested in all of his Option Shares. Each of Optionee’s vested Options shall remain exercisable until the Option Expiration Date.
1.3Method of Exercise. Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole Shares which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the termination of the Option as set forth in Section 5, accompanied by (i) full payment of the aggregate Exercise Price for the number of Shares being purchased and (ii) an executed copy, if required herein, of the then current forms of escrow and security agreement referenced below. The Option shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Exercise Price, and, if required by the Company, such executed agreements.
1.4Payment of Exercise Price.
(a)Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole Shares owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such Company common stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) with respect to Options that have been outstanding for at least year, by means of a Cashless Exercise, as defined in Section 3.4(b) or by means of a promissory note, or (v) by any combination of the foregoing. Notwithstanding the foregoing, payment by means of a Cashless Exercise is not authorized to make adequate provision for any federal, state, local or foreign tax withholding obligations of the Optionee or Company, if any, which arise in connection with the Option as discussed in Section 3.5 of this Agreement.

AmericasActive:18254132.18

(b)Limitations on Forms of Consideration.
(i)Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender, or attestation to the ownership, of Shares would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.
(ii)Cashless Exercise. A “Cashless Exercise” means the assignment in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure. Generally, and without limiting the Company’s absolute discretion, a “cashless exercise” will only be permitted at such times in which the shares underlying the Option are publicly traded.
(iii)Payment by Promissory Note. No promissory note shall be permitted if an exercise of the Option using a promissory note would be a violation of any law. Unless otherwise specified by the Board at the time the Option is granted, the promissory note permitted in clause (iv) of Section 3.4(a) shall be a full recourse note in a form satisfactory to the Company. Such recourse promissory note shall be secured by the Shares acquired pursuant to the then current form of security agreement as approved by the Company. At any time the Company is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. The Company in its sole discretion, may require the Optionee to pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee’s service with the Company for any reason, with or without cause.
1.5Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (excluding by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.
1.6Certificate Registration. Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the Optionee’s heirs.
1.7Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable

AmericasActive:18254132.18

federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
1.8Issuance of Shares. After satisfying the requirements for the issuance of Shares upon exercise of the Option under Section 3.7 of this Agreement, the Company shall cause to be issued one or more certificate(s) evidencing the Shares for which the Option has been exercised. Until the issuance of the Shares has been recorded and registered with the Company or a duly authorized transfer agent of the Company, no right to vote, receive dividends or any other right as a stockholder will exist with respect to such Shares.
1.9Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
4.NONTRANSFERABILITY OF THE OPTION.
The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent provided in Section 6, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.
5.TERMINATION OF THE OPTION.
The Option shall terminate and may no longer be exercised on the Option Expiration Date.
6.SPECIAL RULES.
1.1Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 6.1 is prevented by the provisions of Section 3.7 the Option shall remain exercisable until thirty (30) days after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.
1.2Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of service, or (iii) the Option Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee’s own tax advisor as to the tax consequences of any such delayed exercise.

AmericasActive:18254132.18

7.RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.
The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.2 of the Plan. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the service of the Company or interfere in any way with any right of the Company to terminate the Optionee’s service as Chief Executive Officer of the Company, as the case may be, at any time.
8.ESCROW.
1.1Establishment of Escrow. To ensure that shares securing any promissory note will be available for repurchase, the Company may require the Optionee to deposit the certificate evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate in escrow. Upon the occurrence of an Ownership Change Event or a change, as described in Section 5.2 of the Plan, in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, any and all new, substituted or additional securities or other property to which the Optionee is entitled by reason of the Optionee’s ownership of Shares acquired upon exercise of the Option that remain, following such Ownership Change Event or change described in Section 5.2 of the Plan, subject to the Vested Share Repurchase Option or any security interest held by the Company, shall be immediately subject to the escrow to the same extent as such Shares immediately before such event. The Company shall bear the expenses of the escrow.
1.2Delivery of Shares to Optionee. As soon as practicable after the expiration of the restrictions described in Section 9.1, the escrow agent shall deliver to the Optionee the shares and any other property no longer subject to such restrictions.
9.LEGENDS.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED (I) EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS SET FORTH IN THAT CERTAIN STOCK OPTION AGREEMENT DATED AS OF MARCH 30, 2023 BETWEEN DUSAN SUSANKYPL AND GROUPON, INC. AND (II) UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

AmericasActive:18254132.18

10.RESTRICTIONS ON TRANSFER OF SHARES.
No Shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, (a) March 30, 2024 or (b) in any manner which violates any of the other provisions of this Option Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred. Notwithstanding the foregoing, nothing in this Section 10 shall limit or restrict the sale, transfer, exchange or disposal of Shares in connection with any Change in Control.
11.BINDING EFFECT.
Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
12.TERMINATION OR AMENDMENT.
The Board may terminate or amend the Plan or the Option at any time; provided, however, that except in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing. The Company will make commercially reasonable efforts to obtain the Stockholder Approval in connection with the Company’s 2023 Annual Meeting of Stockholders.
13.NOTICES.
Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown on the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
14.INTEGRATED AGREEMENT.
The Grant Notice, this Option Agreement, an Employment Agreement if applicable, and the Plan constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein and therein and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.
15.APPLICABLE LAW.
The validity, construction and effect of this Option Agreement shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.
* * * *

AmericasActive:18254132.18

Optionee: ______________
Date: _________________
EXERCISE NOTICE
Groupon, Inc.
Attention: Chief Financial Officer
Ladies and Gentlemen:
1Exercise of Option. I was granted a stock option (the “Option”) to purchase shares of the Common Stock of Groupon, Inc. (the “Company”) on ___________, _________, pursuant to the Company’s 2011 Incentive Plan (Amended and Restated Effective as of June 15, 2022) (the “Plan”), the Stock Option Grant Notice dated ________________, 2023 and the related Stock Option Agreement (together, the “Option Agreement”). I hereby elect to exercise the Option as to a total of ___ shares of the Common Stock of the Company (the “Shares”), all of which have vested in accordance with the Option Agreement.
2Payment. Enclosed herewith is full payment in the aggregate amount of $ ______________ (representing $__________________ per share) for the Shares in the manner set forth in the Option Agreement. I authorize payroll withholding and otherwise will make adequate provision for federal, state, local and foreign tax withholding obligations of the Company, if any.
3Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon the my heirs, executors, administrators, successors and assigns. If required by the Company, I agree to deposit the certificate or certificates evidencing the Shares, along with a blank stock assignment separate from certificate executed by me, with an escrow agent designated by the Company, to be held by such escrow agent pursuant to the Company’s standard Joint Escrow Instructions.
4Transfer. I am aware that Rule 144, promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, is not currently available with respect to the Shares and, in any event, is available only if certain conditions are satisfied. I understand that any sale of the Shares that might be made in reliance upon Rule 144 may only be made in limited amounts in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to me upon request.
My address of record is:
My Employee ID Number is:

AmericasActive:18254132.18

I understand that I am purchasing the Shares pursuant to the terms of the Plan and my Option Agreement, copies of which I have received and carefully read and understand.
Very truly yours,

Receipt of the above is hereby acknowledged.

GROUPON, INC.

By:

Title:

Dated:
AmericasActive:18254132.18